                                                                  EXHIBIT 10.30






                      MACFRUGAL'S BARGAIN-CLOSE-OUTS INC.

                       401(K) SAVINGS AND RETIREMENT PLAN

                               TABLE OF CONTENTS



    ARTICLE                                                                                               PAGE
    -------                                                                                               ----
         I       NAME AND PLAN PURPOSES                                                                     1

        II       DEFINITIONS                                                                                1

       III       ELIGIBILITY AND PARTICIPATION                                                             14

        IV       TRUST FUND AND CONTRIBUTIONS                                                              15

         V       PARTICIPANT CONTRIBUTIONS                                                                 17

        VI       ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                                                     22

       VII       VESTING                                                                                   24

      VIII       PAYMENT OF BENEFITS                                                                       25

        IX       TOP-HEAVY PLAN RULES                                                                      30

         X       OPERATION AND ADMINISTRATION OF THE PLAN                                                  32

        XI       PLAN AMENDMENTS                                                                           35

       XII       MERGER OF COMPANY, MERGER OF PLAN                                                         36

      XIII       APPLICATION FOR BENEFITS                                                                  37

       XIV       LIMITATIONS ON CONTRIBUTIONS                                                              38

        XV       RESTRICTIONS ON ALIENATION                                                                41

       XVI       PLAN TERMINATION AND DISCONTINUANCE OF                                                    44
                 CONTRIBUTIONS

      XVII       MISCELLANEOUS MATTERS                                                                     45


                                                                 i



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                                   ARTICLE I
                             NAME AND PLAN PURPOSES


         1.1 NAME AND PLAN PURPOSES. Effective July 1, 1972, Pic 'N' Save Corporation established the Pic 'N' Save Corporation Profit Sharing Plan (the "Plan"). This instrument amends and restates the Plan effective January 1, 1995. Effective June 10, 1992, Pic 'N' Save Corporation changed its corporate name to MacFrugal's Bargains-Close-outs Inc. Effective January 1, 1995, the Plan's name will be the MacFrugal's Bargains-Close-outs Inc. Savings and Retirement Plan.

         The Plan is intended to constitute a tax-qualified profit sharing plan for purposes of Code Section 401(a) and shall be maintained and administered for the exclusive benefit of Plan Participants and their Beneficiaries. Effective January 1, 1995, the Plan is amended to contain a cash or deferred arrangement under Code Section 401(k), which shall be maintained and administered for the exclusive benefit of Participants and their Beneficiaries.


                                   ARTICLE II
                                  DEFINITIONS


         2.1 ACCOUNT. "Account" or "Accounts" means the Company Contributions Account, the Deferrals Account, the Matching Contributions Account and the Rollover Account maintained for each Participant.

         2.2     AFFILIATED COMPANY.  "Affiliated Company" means:

         (a) Any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which group the Company is also a member;

         (b) Any trade or business that is under common control with the Company within the meaning of Section 414(c) of the Code; and

         (c) Any service organization that is included in an affiliated service group, within the meaning of Section 414(m) of the Code, of which affiliated service group the Company is also a member.

For purposes of applying the limitations of Article XIV, whether or not an entity is an Affiliated Company shall be determined by applying the percentage modifications contained in Code Section 415(h).

         2.3     AGGREGATION GROUP.

         (a)     "Aggregation Group" means:

                 (i) Each plan of the Company or an Affiliated Company in which a Key Employee was a Participant at any time during the Testing Period (regardless of whether the plan has been terminated); and





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                 (ii)     Each other plan of the Company or an Affiliated
         Company which enables any plan described in Subparagraph (i) to meet the requirements of Code Sections 401(a)(4) or 410.

         (b) Any plan not required to be included in an Aggregation Group under the rules of Paragraph (a) may be treated as being part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

         (c) Each plan maintained by the Company or an Affiliated Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

         2.4 ALTERNATIVE PAYEE. "Alternate Payee" means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant.

         2.5 ANNIVERSARY DATE. "Anniversary Date" means the last day of each Plan Year.

         2.6 ANNUAL ADDITIONS. For any Limitation Year, "Annual Additions" includes the amount of Company Contributions, Deferrals and Fail Safe Contributions and forfeitures credited to his Account, and any amounts allocated to an account established under a funded welfare benefit plan or a defined benefit plan to provide medical benefits with respect to the Participant after retirement.

         2.7 AVERAGE CONTRIBUTION PERCENTAGE. "Average Contribution Percentage" means the average (expressed as a percentage to the nearest one hundredth of one percent) of the Contribution Percentages of the Participants in a group.

         2.8 AVERAGE DEFERRAL PERCENTAGE. "Average Deferral Percentage" means the average (expressed as a percentage to the nearest one hundredth of one percent) of the Deferral Percentages of the Participants in a group.

         2.9 BENEFICIARY. "Beneficiary" means the person or persons designated in Article VIII to receive the interest of a deceased Participant.

         2.10 BOARD OF DIRECTORS. "Board of Directors" or "Board" means the Board of Directors of MacFrugal's Bargains-Close-outs Inc.

         2.11    BREAK IN SERVICE.

         (a) "Break in Service" means a Computation Period in which the Employee does not complete more than 500 Hours of Service. In the event of a Plan Year of less than twelve months, the 500 hour requirement shall be reduced by multiplying it by a fraction, the numerator of which is the number of months in that Plan Year (rounded to the nearest month) and the denominator of which is twelve.

         (b) An Employee described in Paragraph (c) below shall be credited with Hours of Service as calculated in accordance with Paragraphs (d) and (e) below.





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         (c)     The provisions of Paragraphs (d) and (e) shall apply with
respect to an Employee who is absent from work without pay for any period:

                 (i)      By reason of the pregnancy of the Employee;

                 (ii)     By reason of the birth of a child of the Employee;

                 (iii) By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee; or

                 (iv) For purposes of caring for the child for a period beginning immediately following the birth or placement.

         (d) The number of Hours of Service to which an Employee described in Paragraph (c) shall be credited with shall be the number which otherwise would normally have been credited to the Employee but for the absence, or, if the number above is not capable of being determined, eight Hours of Service per day of the absence. Provided that the total number of hours treated as Hours of Service under this Paragraph shall not exceed 501 and that these Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service.

         (e) The Hours described in Paragraph (d) shall be credited to the Computation Period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Computation Period solely because the period of absence is treated as Hours of Service under this Section, or in any other case, in the immediately following Computation Period.

         (f) The provisions above shall not apply unless the Employee provides such timely information as the Committee may reasonably require to establish that the absence is for reasons described in Paragraph (c) and the number of days for which there was such an absence.

         2.12 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.13 COMMITTEE. "Committee" means the MacFrugal's Bargains-Close-outs Inc. Profit Sharing Plan Committee described in Article X.

         2.14 COMPANY. "Company" means, unless the context indicates otherwise, Pic 'N' Save Corporation and MacFrugal's Bargains-Close-outs Inc. effective June 10, 1992 or any successor entity and any other Affiliated Companies (or similar entities) which may be included within the coverage of the Plan with the consent of the Board of Directors.

         2.15 COMPANY CONTRIBUTIONS. "Company Contributions" means all amounts paid by the Company into the Trust Fund. Except where the context indicates to the contrary, Company Contributions shall not include Deferrals and Fail-Safe Contributions.

         2.16 COMPANY STOCK. "Company Stock" means shares of common stock of the Company that constitute "employer securities" under Code Section 409(1).





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
         2.17 COMPENSATION. "Compensation" means the amount indicated on the Form W-2 issued to a Participant. Except as otherwise expressly provided in this Plan to the contrary, the term "Compensation" shall include those amounts which represent Deferrals and elective deferrals with respect to a plan of Company qualified under Code Section 125 and shall not include:

         (a) Amounts attributable to personal usage of Company cars under Treasury Regulations Section 1.61-21;

         (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (c) Disqualifying dispositions of incentive stock options under Code Section 421(b); and

         (d)     Company reimbursed moving expenses.

In no event will the amount of Compensation taken into account on behalf of any Participant exceed $222,220. Commencing January 1, 1994, in no event will the amount of compensation taken into account on behalf of any Participant exceed $150,000. This dollar amount shall be adjusted at the same time and in the same manner as under Code Section 401(a)(17)(B).

         2.18 COMPUTATION PERIOD. "Computation Period" means the relevant twelve consecutive month period for determining whether the Employee is to be credited with a Year of Service, Year of Participation or a Break in Service. For purposes of determining vesting, each Employee's Computation Period shall be the Plan Year.

         For purposes of determining eligibility to participate, an Employee's initial Computation Period shall be the twelve consecutive month period commencing with his Employment Commencement Date. The Employee's second Computation Period shall be the Plan Year that includes the first anniversary of his Employment Commencement Date. All subsequent Computation Periods shall also be the Plan Year.

         2.19 CONTRIBUTION PERCENTAGE. "Contribution Percentage" means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of the Matching Contributions under the Plan made on behalf of the Participant for the Plan Year to the Participant's Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be a Participant and prior to the date an Employee becomes a Participant) for the Plan Year.

         2.20 COVERED EMPLOYEES. "Covered Employees" means those Employees who have satisfied all of the requirements for eligibility to participate in the Plan for all or any portion of the Plan Year, including an Employee who becomes a Participant but elects not to make any Deferrals and an Employee who cannot defer because of the limitations imposed under Code Section 415.

         2.21 DEFERRALS. "Deferrals" means the pre-tax contributions made by Participants pursuant to an election made under the provisions of Article V.





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         2.22    DEFERRALS ACCOUNT.  "Deferrals Account" means the individual account maintained in the books and records of the Trust Fund for the purpose of recording the Participant's Deferrals, any Fail-Safe Contributions made on his behalf, and the earnings thereon.

         2.23 DEFERRAL PERCENTAGE. "Deferral Percentage" means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of Deferrals and Fail-Safe Contributions made on behalf of a Participant for the Plan Year to the Participant's Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be a Participant and prior to the date an Employee becomes a Participant) for the Plan Year. The Deferral Percentage of a Participant who makes no Deferrals and is allocated no Fail-Safe Contributions shall be zero. The computation of the Average Deferral Percentage in the case of Family Members shall be done in accordance with the regulations under Code
Section 401(k).

         2.24 DETERMINATION DATE. "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year, "Determination Date" shall mean the last day of that Plan Year.

         2.25 DIRECT ROLLOVER. "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         2.26 DISABILITY. "Disability" means a condition causing an individual to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

         No Participant shall be deemed to have incurred a Disability as a result of an injury or illness incurred as a result of the commission of a felony, an intentionally self-inflicted injury or alcoholism or substance abuse.

         2.27 DISTRIBUTEE. "Distributee" means an Employee, former Employee or the surviving spouse of an Employee or former Employee or a former spouse of an Employee or former Employee who is the Alternate Payee of a Qualified Domestic Relations Order.

         2.28    EFFECTIVE DATE.  "Effective Date" means January 1, 1995.

         2.29 ELIGIBLE RETIREMENT PLAN. "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 403(b) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution of a surviving spouse, an Eligible Retirement Plan means an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 403(b).

         2.30 ELIGIBLE ROLLOVER DISTRIBUTION. "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the Account of the Distributee, except that an Eligible Rollover Distribution does not include:





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         (a)     any distribution that is one of a series of substantially
equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more;

         (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

         (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         2.31 EMPLOYEE. "Employee" means each person currently employed by the Company, any portion of whose income is subject to withholding of income tax or for whom social security retirement contributions are made by the Company and any other person qualifying as a common law employee of the Company. "Employee" also means leased Employees within the meaning of Code
Section 414(n)(2).

         2.32 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

         2.33 ENTRY DATE. "Entry Date" means the January 1 or July 1 next following the date on which an Employee satisfies the participation requirements of Section 3.1.

         2.34 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974.

         2.35 EXCESS AGGREGATE CONTRIBUTION. "Excess Aggregate Contributions" means the difference between:

         (a) The Matching Contributions allocated to the Highly Compensated Employee for the Plan Year (determined prior to the application of Subsections 5.7(c)(i) and (ii)); and

         (b) The amount determined by multiplying the Highly Compensated Employee's Contribution Percentage (after the application of Subsections 5.7(c)(i) and (ii)) by his Compensation.

         2.36 EXCESS CONTRIBUTIONS. "Excess Contributions" means the difference between:

         (a) The Deferrals allocated to the Highly Compensated Employee for the Plan Year (determined prior to the application of Sections 5.6(a)(i) and (ii)); and

         (b) The amount determined by multiplying the Highly Compensated Employee's Deferral Percentage (after the application of Sections 5.6(a) and
(b)) by his Compensation.

         2.37 FAIL-SAFE CONTRIBUTIONS. "Fail-Safe Contributions" means those Company Contributions made pursuant to Section 5.9 that are designed to insure compliance with the Average Deferral Percentage Tests of Section 5.3.

         2.38 FAMILY MEMBER. "Family Member" means the Spouse, lineal ascendants and descendants, and the spouses of the lineal ascendants and descendants of any individual who is a Five





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Percent Owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year.

         For purposes of applying the various nondiscrimination rules applicable to this Plan the Family Member shall not be considered a separate Employee and any compensation paid to the Family Member (and any applicable contribution or benefit on behalf of the Family Member) shall be treated as if it were paid to (or on behalf of) the Five Percent Owner or Highly Compensated Employee.

         2.39    FIVE PERCENT OWNER.

         (a) "Five Percent Owner" means any person who owns or is considered as owning within the meaning of Code Section 318 (not including any beneficial interest in shares held by the Plan) more than five percent of the outstanding stock of the Company or the total combined voting power of all stock of the Company.

         (b) For purposes of applying the ownership rules of this Section, Code Sections 414(b),(c) and (m) shall not apply. The constructive ownership rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent" for "50%" where it appears therein. If an Employee's ownership interest varies during a Plan Year, his ownership interest shall be the largest interest owned at any time during the year.

         2.40 FORFEITURE. "Forfeiture" means the nonvested portion of a Participant's Accounts that are forfeited as of the date of his Severance.

         2.41 FORFEITURE SUSPENSE ACCOUNT. "Forfeiture Suspense Account" means the account (if any) established and maintained in accordance with the provisions of Article XIV for the purpose of holding and accounting for allocations of excess Annual Additions.

         2.42    HIGHLY COMPENSATED EMPLOYEE.

         (a) "Highly Compensated Employee" means any Employee who, during the year or the preceding year:

                 (i)      Was at any time a Five Percent Owner;

                 (ii) Received compensation from the Company and all Affiliated Companies in excess of $90,803, as indexed for inflation;

                 (iii) Received compensation from the Company and all Affiliated Companies in excess of $60,535 and was in the top 20% of all Employees when ranked on the basis of compensation paid during the year ("Top-Paid Group"). For this purpose, all of an Employee's Compensation shall be taken into account, including amounts in excess of $222,220 and $150,000 after December 31, 1993; or

                 (iv) Was at any time an Officer of the Company or any Affiliated Companies.





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         (b)     In the case of the Plan Year for which the relevant
determination is being made, an Employee described in Subparagraphs (ii),
(iii), or (iv) of Paragraph (a) above shall not be treated as described therein unless the Employee is a member of the group consisting of the 100 Employees paid the greatest compensation during the year for which the determination is being made.

         (c) For purposes of this Section the amount of an Employee's compensation shall be determined in accordance with Code Section 414(q)(7), which includes the Employee's pre-tax contributions to a cash or deferred arrangement under Code Section 401(k) or to a cafeteria plan under Code Section 125.

         (d) For purposes of determining the number of Employees in the Top-Paid Group (described in Paragraph (a)(iii) above), the following Employees shall be excluded:

                 (i) Employees who have not completed six months of service;

                 (ii) Employees who normally work less than 17-1/2 hours per week;

                 (iii) Employees who normally work during not more than six months during any year;

                 (iv)     Employees who have not attained age twenty-one;

                 (v) Except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Company; and

                 (vi) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company and all Affiliated Companies which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

         (e) A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he separated from service or he was a Highly Compensated Employee at any time after attaining age fifty-five.

         2.43    HOUR OF SERVICE.

         (a) "Hour of Service" of an Employee means each hour for which he is paid or is entitled to payment by the Company or an Affiliated Company:

                 (i)      For the performance of services as an Employee;

                 (ii) Attributable to a period of time during which he performs no duties (irrespective of whether his employment has been terminated) due to vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty, or a leave of absence. However, no such hours shall be credited to an Employee if the payment or entitlement:





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
                          (A) Is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, disability insurance laws; or

                          (B) Is a payment which solely reimburses the Employee for his medical or medically-related expenses incurred by him; or

                 (iii) For which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that he has not previously been credited with an Hour of Service with respect to the hour under Subparagraph (i) or (ii) above.

Notwithstanding the foregoing, no Employee shall be entitled to credit for more than 501 Hours of Service for any single continuous period during which he performs no duties, whether or not the period occurs in a single Computation Period;

         (b)     All Hours of Service determined under the rules of Paragraph
(a) shall be credited to the Computation Period during which the employment or compensated absence occurred, rather than the Computation Period in which the payment occurred. The provisions of this Paragraph (b) shall be applied in a manner consistent with the provisions of Department of Labor Regulation Section 2530.200b-2;

         (c) Notwithstanding the above rules, the Committee may specify the use of one or more equivalencies specified below. However, in the event that different equivalencies are used for different classifications of Employees, the manner in which they are applied must not discriminate in favor of Highly Compensated Employees, and the equivalencies must be applied on a uniform basis to the Employees in each class. The permitted equivalencies are as follows:

                 (i) Ten Hours of Service for each day during which the Employee completes at least one Hour of Service;

                 (ii) Forty-five Hours of Service for each week during which the Employee completes at least one Hour of Service;

                 (iii) Ninety-five Hours of Service for each semi-monthly payroll period during which the Employee completes at least one Hour of Service; and

                 (iv) 190 Hours of Service for each month during which the Employee completes at least one Hour of Service;

         (d) Unless the Board of Directors shall expressly determine otherwise, and except as may be expressly provided otherwise in this Plan, an Employee shall not receive credit for his Hours of Service completed with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

         2.44 INVESTMENT MANAGER. "Investment Manager" means a person described in Section 3(38) of ERISA.





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         2.45    KEY EMPLOYEE.  "Key Employee" means any Employee or former
Employee who, at any time during the Testing Period, is or was:

         (a)     An Officer of the Company;

         (b) One of the ten Employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) during the Testing Period both more than 1/2% interest and the largest interests in the Company;

         (c)     A Five Percent Owner of the Company; or

         (d) A One Percent Owner of the Company having an annual compensation from the Company of more than $150,000.

The term "Key Employee" shall include his Beneficiaries. Also, for this purpose, an Employee's Compensation shall be the amount indicated on the Form W-2 issued to him for the calendar year ending with or within the Plan Year. For purposes of Paragraph (b), if two Employees have the same interest in the Company, the Employee having the greatest annual compensation from the Company shall be treated as having the larger interest.

         2.46 LEAVE OF ABSENCE. "Leave of Absence" means any unpaid personal leave from active employment duly authorized by the Company under the Company's standard personnel practices. All persons under similar circumstances shall be treated in a uniform and nondiscriminatory manner in the granting of Leaves of Absence.

         An Employee shall not be deemed to have incurred a Break in Service while on a Leave of Absence, provided he returns to employment on or before the date on which the leave expires. In the event an Employee does not return to employment on or before the end of the leave, he shall be deemed to have incurred a Severance as of the first day of his leave, unless his failure to return was caused by the Employee's death or Disability during the leave or the provisions of Section 2.10 apply.

         2.47 LIMITATION YEAR. In connection with the adoption of this Plan, the Company hereby elects a "Limitation Year" corresponding to the Plan Year for purposes of the limitations on contributions set forth in Article XIV.

         2.48 MATCHING CONTRIBUTIONS. "Matching Contributions" means the contribution, if any, made to the Plan by the Company pursuant to Section 4.3

         2.49 MATCHING CONTRIBUTIONS ACCOUNT. "Matching Contributions Account" means the individual account maintained in the books and records of the Trust Fund for the purpose of recording the Participant's allocated share of Matching Contributions and Forfeitures, and the earnings thereon.

         2.50 NON-KEY EMPLOYEE. "Non-Key Employee" means any Employee who is not a Key Employee. The term "Non-Key Employee" shall include his Beneficiaries.





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         2.51    NORMAL RETIREMENT AGE.  "Normal Retirement Age" means the
later of the Participant's 65th birthday or the fifth anniversary of the date on which the individual commenced participation in the Plan.

         2.52 OFFICER. "Officer" means any Employee who was at any time an officer of the Company and received Compensation from the Company greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for the year. However, no more than the lesser of fifty Employees or the greater of three Employees or 10% of the Employees shall be treated as Officers.

         If no officer is described in the paragraph above, then the highest paid officer of the Company shall be treated as being described therein. For purposes of the paragraph above, all Leased Employees (within the meaning of Section 414(n) of the Code) and all part-time Employees shall be taken into account, and the number of Employees shall be the greatest number at any time during the relevant period.

         2.53 ONE PERCENT OWNER. "One Percent Owner" means any person who would be described in Section 2.32 above if "one percent" were substituted for "five percent" each place where it appears therein.

         2.54 PARTICIPANT. "Participant" means any Employee who has satisfied the participation eligibility requirements and has been enrolled in this Plan in accordance with the provisions of Article III. "Participant" does not include an Employee who has incurred a Severance and either does not have a Vested Interest, has been paid the full amount of his Vested Interest.

         2.55 PLAN. "Plan" means the Pic 'N' Save Profit Sharing Plan. Effective June 10, 1992, "Plan" means the MacFrugal's Bargains-Close-outs Inc. Profit Sharing Plan. Effective January 1, 1995, "Plan" means the MacFrugal's Bargains-Close-outs Inc. 401(k) Savings and Retirement Plan.

         2.56 PLAN ADMINISTRATOR. "Plan Administrator" means the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA, which shall be MacFrugal's Bargains-Close-outs Inc.

         2.57 PLAN YEAR. "Plan Year" means the twelve month period ending on December 31.

         2.58 QUALIFIED DOMESTIC RELATIONS ORDER. "Qualified Domestic Relations Order" means a judgment, decree, or order (including approval of a property settlement agreement) that:

         (a) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant;

         (b) Relates to the provision of child support, alimony payments, or marital property rights to a Spouse, child, or other dependent of a Participant;

         (c) Is made pursuant to a State domestic relations law (including a community property law); and

         (d)     Clearly specifies:

                 (i) The name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

                 (ii) The amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

                 (iii) The number of payments or period to which the order applies; and

                 (iv)     Each plan to which the order applies.

         2.59 REEMPLOYMENT COMMENCEMENT DATE. In the case of an Employee who incurs a Severance and who is subsequently reemployed by the Company or an Affiliated Company, the term "Reemployment Commencement Date" shall also mean the first day following the Severance on which the Employee performs an Hour of Service for the Company or an Affiliated Company.

         2.60 ROLLOVER ACCOUNT. "Rollover Account" means the individual Account maintained in the books and records of the Trust Fund for the purpose of recording the Participant's rollover contributions, if any, under Section 5.14, and the earnings thereon.

         2.61 SEVERANCE. "Severance" means the termination of an Employee's employment, in any capacity, with the Company or its Affiliated Companies, by reason of his retirement, death, resignation, dismissal, or otherwise.

         2.62 SPOUSE. "Spouse" means the person to whom a Participant is married as of the relevant date.

         2.63 TESTING PERIOD. "Testing Period" means the Plan Year containing the Determination Date and the preceding four Plan Years.

         2.64 TOP-HEAVY GROUP. "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group and the aggregate of the account balances of Key Employees under all defined contribution plans included in the group, exceeds 60% of a similar sum determined for all Employees.

         2.65    TOP-HEAVY PLAN.

         (a)     "Top-Heavy Plan" means, with respect to any Plan Year:

                 (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the plan for all Employees.

                          (A) For purposes of this Paragraph (a), the present value of an Employee's accrued benefit under a defined benefit plan shall be determined by using the interest rate and the mortality assumptions specified in that plan. The same actuarial assumptions shall be used in measuring accrued benefits under all defined benefit plans.

                          (B) The accrued benefit of any Employee (other than a Key Employee) shall be determined under the method that is used for accrual purposes for all plans of the Company and all Affiliated Companies or if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

                          (C) The date on which the accrued benefit of each Employee in a defined benefit plan is measured (with respect to each Determination Date) shall be the date used for computing costs under the minimum funding standards of Code
                 Section 412, determined as if he had terminated service as of that date.

                 (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the plan exceeds 60% of the present value of the aggregate of the account balances of all Employees under the plan. The date on which the account balance of each Employee in a defined contribution plan is measured (with respect to each Determination
         Date) shall be the last day of the relevant plan year.

         (b) For purposes of this Section, the accrued benefit and account balances of a Participant shall include amounts attributable to Participant contributions (whether or not the contributions are includible in income). Furthermore, the same date shall be used for valuing benefits under all plans.

         2.66 TRUST AND TRUST FUND. "Trust" or "Trust Fund" means the trust created for funding purposes under the Plan.

         2.67 TRUSTEE. "Trustee" means the entity or one or more persons acting as trustee of the Trust Fund.

         2.68 UNION MEMBERS. "Union Members" means members of a collective bargaining unit who are covered by a collective bargaining agreement that does not specifically provide for coverage of the Employees under this Plan, provided the matter of retirement benefits was the subject of good faith bargaining between the Company and the collective bargaining unit.

         2.69 VALUATION DATE. "Valuation Date" means the date as of which the Trustee shall determine the value of the assets of the Trust Fund for purposes of determining the value of any Account, which shall be each December 31 and such other dates as may be determined by rules prescribed by the Committee.

         2.70 VESTED INTEREST. "Vested Interest" means that portion of a Participant's Accounts in which he has a nonforfeitable (vested) interest, determined pursuant to the provisions of Article VII.

         2.71 YEAR OF PARTICIPATION. "Year of Participation" means a Computation Period during which the Employee is a participant in the Plan and completes at least 1,000 Hours of Service. In the event of a Plan Year of less than twelve months, the 1,000 hour requirement shall be reduced by multiplying it by a fraction the numerator of which is the number of months in that Plan Year (rounded to the nearest month) and the denominator of which is twelve.

         In the case of an Employee who does not have any Vested Interest, Years of Participation completed before a period of consecutive Breaks in Service will not be taken into account under the Plan if the number of his consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of such Years of Participation. The aggregate number of Years of Participation shall not include any Years of Participation disregarded by reason of any prior Breaks in Service.

         In no event will an Employee earn more than one Year of Participation with respect to services performed in a single Computation Period.

         2.72 YEAR OF SERVICE. "Year of Service" means a Computation Period during which the Employee completes a year of employment with the Company, regardless of the number of Hours of Service completed.

         In the case of an Employee who does not have any Vested Interest, Years of Service completed before a period of consecutive Breaks in Service will not be taken into account under the Plan if the number of his consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of such Years of Service. The aggregate number of Years of Service shall not include any Years of Service disregarded by reason of any prior Breaks in Service.

         In no event will an Employee earn more than one Year of Service with respect to services performed in a single Computation Period.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION


         3.1     ELIGIBILITY TO PARTICIPATE.

         (a) Each Employee who was a Participant in the Plan on the Effective Date shall continue as a Participant under the Plan. Every Employee of the Company hired on or after January 2, 1994 who has attained age twenty-one and has completed one Year of Service shall become a Participant in the Plan as of the first Entry Date occurring coincident with or immediately following the Employee's completion of such Year of Service.

         (b) Notwithstanding (a) above, Employees who are not full-time personnel, as defined in the Company's policies and procedures, and Union Members are not eligible to receive an allocation of the Company Contribution, if any, and may not make Deferrals under the Plan. Employees who are not eligible under this paragraph and become full-time personnel during a Plan Year will commence participation in the Plan as of the first Entry Date occurring coincident with or immediately following such change in employment status. Employees who are Participants in the Plan but cease to be full-time personnel during a Plan Year shall cease Deferrals as of the date of such change in status, but will be entitled to a Matching Contribution, if any, on all Deferrals made prior to the change in status. Notwithstanding the above, the Company, in its sole and absolute discretion, may adopt procedures that provide for entry into the Plan upon a change in employment status more rapidly than provided above or may adopt procedures that provide for termination of participation at a later date than provided above, so long as such procedures are applied on a consistent and non-discriminatory fashion.

         3.2 PARTICIPATION FOLLOWING SEVERANCE. In the case of an Employee whose Entry Date occurs after the Employee incurred a Severance, the Employee shall commence participation in this Plan as of the later of his Entry Date or his Reemployment Commencement Date following the Severance, unless his prior service is disregarded under the rules of 2.71.

         A Participant who incurs a Severance and is thereafter reemployed by the Company shall be entitled to recommence participation in the Plan as of his Reemployment Commencement Date following the Severance, unless his prior service is disregarded under the rules of 2.71.

         3.3 DURATION OF PARTICIPATION. Each Employee who has commenced participation in the Plan in accordance with the provisions of Section 3.1 shall continue to be a Participant until he has incurred a Severance.

         3.4 PARTICIPATION BEYOND NORMAL RETIREMENT AGE. Participants who have attained their Normal Retirement Age will continue to participate in the Plan to the same extent as those Participants who have not yet attained their Normal Retirement Age.


                                   ARTICLE IV
                          TRUST FUND AND CONTRIBUTIONS


         4.1 TRUST FUND. Pursuant to the terms of the Plan, the Company established a trust, with the Trustee as the trustee thereunder. The Trustee has agreed to hold and administer in trust all amounts accumulated under the Plan under the terms of this Plan.

         4.2     COMPANY CONTRIBUTIONS.

         (a) The Company shall contribute to the Trust Fund an amount equal to the Participant Deferrals under Article V, an additional amount determined by the Board of Directors in its discretion equal to the Matching Contribution, if any, under Section 4.3 and an additional amount, if any, determined by the Board of Directors in its discretion.

         (b) In no event shall the amount of the contribution by the Company under this Plan (including Deferrals) exceed the maximum allowable deduction available to the Company for its fiscal year under Section 404 of the Code.

         (c) The Company Contribution on behalf of a Plan Year shall be made within the time prescribed by law for filing the Company's federal income tax return (including extensions) for the Company's fiscal year corresponding to the Plan Year.

         (d) No contribution shall be made by the Company at any time when its allocation would be precluded by the limitations of Article XIV.

         (e) All contributions by the Company under this Plan may be made in kind, including Company Stock, or in cash, or in both, and shall be made directly to the Trustee and may be made on any date or dates selected by the Company.

         4.3 IRREVOCABILITY. In no event shall any of the assets of the Plan revert to the Company except as provided in this Section.

         (a) In the case of a Company Contribution which is made by reason of a mistake of fact, at the Company's election, the contribution shall be returned to the Company within one year after it is made.

         (b) All Company Contributions to the Plan are hereby conditioned on the initial qualification of the Plan under Code Section 401(a). If the Plan receives an adverse determination with respect to its initial qualification, at the Company's election, the Plan may be revoked and all such contributions (and assets derived therefrom) shall be returned to the Company within one year after the date of denial of the qualification of the Plan by the Internal Revenue Service. An application for a determination letter regarding the tax-qualified status of the Plan shall be filed with the Internal Revenue Service within the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Internal Revenue Service may prescribe.

         (c) All Company Contributions to the Plan are hereby conditioned on their deductibility under Code Section 404, without regard to Subsection
(a)(5) thereof. To the extent a deduction is disallowed, at the Company's election, any such contribution shall be returned to the Company within one (1) year after the disallowance. For this purpose, a contribution shall have been deemed to have been disallowed if it was made by the Company with the intention that it be deductible, but the Company does not claim the deduction on its tax return because it determines that the contribution is not legally deductible. In such a case, the date of the disallowance shall be deemed to be the earlier of the date of the filing of the tax return or the date on which the Company verifies to the Trustee that the contribution was not deductible.

         (d) In the case where amounts are held in a Forfeiture Suspense Account under Article XIV that may not be allocated to the Accounts of Participants when the Plan is terminated, the excess amounts may revert to the Company in accordance with the regulations under Code Section 415.

         4.4 INVESTMENTS IN EMPLOYER SECURITIES AND EMPLOYER REAL PROPERTY. To the extent permitted in ERISA, the assets of the Plan may be invested, primarily or exclusively, in employer securities including Company Stock (as defined in Section 407 of ERISA).

         4.5 INVESTMENT DIRECTION BY PARTICIPANTS. Pursuant to such rules and procedures as may be prescribed by the Committee, Participants may direct the investment of the assets in some or all of their Accounts.

         4.6 AGE FIFTY-FIVE INVESTMENT OPTION. Notwithstanding Section 4.5 above, each Participant who has attained age fifty-five may direct the Trustee to segregate his Company Contributions Account and invest his Account in a conservative investment fund established by the Committee. Any such election shall be made with the consent of the Participant's spouse, if any, in accordance with the terms of Section 8.7. All elections under this Section shall be made at the times designated by the Committee and in accordance with the rules and procedures established by the Committee in its sole and absolute discretion.


                                   ARTICLE V
                           PARTICIPANT CONTRIBUTIONS


         5.1     DEFERRAL ELECTION.

         (a) Prior to the first day of each Plan Year, each Participant (and each individual who will become a Participant in that Plan Year) may elect to defer the receipt of a portion of his Compensation for that Plan Year and to have the deferred amount contributed directly by the Company to the Plan.

         (b) In the case of an Employee who becomes a Participant in the Plan during the Plan Year, the Employee shall be entitled, as of the date he commences participation in the Plan, to elect to defer the receipt of a portion of his Compensation for the remainder of that Plan Year and to have the deferred amount contributed by the Company directly to the Plan.

         (c) The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the deferral election under this Section. These rules may provide that deferral elections may be made on a more frequent basis or at other times than as set forth above.

         5.2     AMOUNT SUBJECT TO A DEFERRAL ELECTION.

         (a) The amount of a Participant's Compensation that may be deferred subject to the election provided in Section 5.1 shall be a fixed dollar amount or a whole percentage of the Participant's Compensation, of at least 1% and not to exceed 10% of his Compensation. The Committee may prescribe rules under which the maximum amount that may be deferred by a Participant who is a Highly Compensated Employee shall be a lesser percentage of his Compensation than the maximum amount that may be deferred by a Participant who is not a Highly Compensated Employee.

         (b) Notwithstanding anything in this Plan to the contrary, the maximum amount that a Participant may defer in a single calendar year under the Plan when combined with any other elective deferrals of the Participant under any other qualified plan or plans is limited to $9,240. This amount shall be adjusted for increases in the cost-of-living, as determined under Section 402(g) of the Code.

         (c) Amounts that are deferred pursuant to a deferral election under Section 5.1 shall be treated as Company Contributions for purposes of Code Sections 401(k) and 414(h).

         5.3 AVERAGE DEFERRAL PERCENTAGE TESTS. The Committee shall monitor the Deferrals by Participants to insure that, at all times, either the Average Deferral Percentage for Highly Compensated Employees for the Plan Year is not more than the Average Deferral Percentage for all other Covered Employees multiplied by 1.25 or the excess of the Average Deferral Percentage of the group of Highly Compensated Employees over that of all other Covered Employees is not more than two percentage points, provided that the Average Deferral Percentage for the group of Highly

Compensated Employees is not more than twice the Average Deferral Percentage for all other Covered Employees. The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section.

         5.4 PROSPECTIVE REDUCTIONS OF DEFERRALS. The Committee may, if it so decides in its discretion, determine prior to the end of the Plan Year whether or not the Average Deferral Percentage tests of Section 5.3 are satisfied. If, pursuant to these estimations by the Committee, the tests will not be satisfied, the Committee may elect, in its discretion, to reduce the Deferrals on behalf of Highly Compensated Employees, or undertake such other actions as it deems necessary to insure that favorable income tax treatment is available to Participants under Code Section 401(k).

         In the event that the Deferrals by the Highly Compensated Employees are reduced by Committee action, such reductions will be accomplished in the manner described in Section 5.6.

         5.5 DISTRIBUTIONS OF EXCESS DEFERRALS. In the event a Participant deferred more than the maximum permitted under Section 5.2(b) above ("Excess Deferrals"), whether under only this Plan, or under this Plan and another plan, the Participant may request the Committee to distribute such Excess Deferrals, together with earnings under Section 5.11, under this Section. Any Excess Deferrals shall be distributed no later than April 15 following the calendar year in which the Excess Deferral was contributed to the Plan. A Participant may request a distribution of his Excess Deferrals by making a claim to the Committee in accordance with the rules and procedures adopted by the Committee. Any claim under this Section shall be:

         (a)     In writing;

         (b) Submitted to the Committee no later than March 1 following the close of the calendar year in which the Excess Deferral was made;

         (c) Accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the Excess Deferral was made.

         5.6 DISTRIBUTIONS OF EXCESS CONTRIBUTIONS. In the event that the Plan fails to satisfy the Average Deferral Percentage Tests of Section 5.3 as of the last day of the Plan Year and the Company does not make a Fail-Safe Contribution under Section 5.9, remedial action shall be taken under this Section.

         If the Company elects not to make a Fail-Safe Contribution, the Company shall distribute all Excess Contributions, together with earnings under
Section 5.11, in accordance with this Section.

         (a) In the event that the Company is required to distribute Excess Contributions, the Company shall first rank the Highly Compensated Employees participating in the Plan by Deferral Percentage in descending order. The Company shall then reduce the amount of Deferrals made on behalf of Highly Compensated Employees starting with the highest Deferral Percentage until the first of the following occurs:

                 (i)      The Plan satisfies the limitations set forth in
Section 5.3; or

                 (ii) The Deferral Percentage for such Highly Compensated Employee is reduced to a percentage that equals the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage. The Company shall then repeat the application of this Section until the Plan satisfies the limitation set forth in
         Section 5.3.

         (c) Notwithstanding the foregoing, in no event shall the Excess Contributions exceed the Deferrals made on behalf of a Highly Compensated Employee for a Plan Year.

         (d) The Committee shall undertake action to insure that the distribution of Excess Contributions will be made within 2-1/2 months after the end of the Plan Year for which the contributions were made, but in no event later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were made.

         (e) The amount of the distributions of Excess Contributions of Family Members shall be determined in accordance with the regulations under Code Section 401(k).

         5.7     SPECIAL RULES APPLICABLE TO MATCHING CONTRIBUTIONS.

         (a) Any Matching Contributions made under this Plan shall satisfy one or both of the numerical tests set forth in Section 5.3, by substituting "Average Contribution Percentage" for "Average Deferral Percentage" each place it appears. In applying those tests, the Plan shall comply with the rules of Treasury Regulation Section 1.401(m)-2, which precludes multiple use of the alternative limitation contained in Section 5.3 above. Pursuant to regulations under Code Section 401(m), a Participant's Deferrals and Fail-Safe Contributions on his behalf may be taken into account for purposes of this Section.

         (b) In the event that the Company maintains two or more plans that must be treated as a single plan for purposes of Code Sections 401(a)(4) and 410, all such plans shall be treated as a single plan for purposes of this Section, and all of the Matching Contributions shall be aggregated if a Highly Compensated Employee participates in more than one plan that provides for Matching Contributions.

         (c) In the event that the Plan fails to satisfy the tests of this Section, the Company shall distribute all Excess Aggregate Contributions, together with earnings thereon under Section 5.11 in accordance with this Section. If the Company is required to distribute Excess Aggregate Contributions, the Company shall rank the Highly Compensated Employees participating in the Plan by Contribution Percentage in descending order. The Company shall then reduce the amount of Matching Contributions made on behalf of Highly Compensated Employees starting with the highest Contribution Percentage until the first of the following occurs:

                 (i)      The Plan satisfies the limitations set forth in
         Section 5.7(a); or

                 (ii) The Contribution Percentage for such Highly Compensated Employee is reduced to a percentage that equals the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. The Company shall then repeat the application of this Section until the Plan satisfies the limitation set forth in Section 5.7(a).

         (d) Notwithstanding the foregoing, in no event shall the Excess Aggregate Contributions exceed the Matching Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

         (e) The amount of the Excess Aggregate Contributions shall be determined after first determining the amount of Excess Deferrals under Section
5.5 and then determining the amount of Excess Contributions under Section 5.6. Should any Highly Compensated Employee have Excess Deferrals or Excess Contributions in any Plan Year and have Matching Contributions allocated to the Highly Compensated Employee's Accounts based upon such amounts, any such Matching Contributions shall be deemed to be Excess Aggregate Contributions for that Plan Year.

         (f) Excess Aggregate Contributions shall be taken into account in applying the limitations of Article XIV and the maximum deduction the Company may take for contributions to the Plan, even though those amounts are distributed from the Plan.

         (g) The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section 5.7.

         5.8 TERMINATION, CHANGE, OR RESUMPTION OF DEFERRALS. The Committee shall prescribe such rules as it deems necessary or appropriate relating to procedures for the termination, resumption, or change in the rate of a Participant's Deferrals to the Plan. These rules may require prior written notice to the Committee from the Participant before any such action may be taken with respect to a Participant's Deferrals, and may impose a minimum period of suspension in the case of a Participant who terminates his Deferrals.

         5.9 FAIL-SAFE CONTRIBUTIONS. In addition to those amounts which may be contributed to the Trust Fund by the Company under Sections 4.2 and 5.1, the Company may, in the sole discretion of the Board of Directors, contribute such additional amounts to the Deferral Accounts of various Participants as it deems necessary or appropriate for any Plan Year to insure satisfaction of either the Average Deferral Percentage test set forth in Section 5.3 or the Average Contribution Percentage tests set forth in Section 5.7. Fail-Safe Contributions shall be treated as a Deferral for all purposes under the Plan except that such contributions shall not be eligible for a Matching Contribution allocation under Section 6.2(c).

         5.10 PAYMENT OF DEFERRALS. Deferrals shall be collected by the Company only through payroll deductions. The Company shall remit the Deferrals to the Trustee as soon as administratively practicable.

         5.11 EARNINGS ADJUSTMENT. The distribution of an Excess Deferral under Section 5.5, an Excess Contribution under Section 5.6 or an Excess Aggregate Contribution under Section 5.7 shall be adjusted for income or loss. The income or loss attributable to such amounts shall include a pro rata share of income or loss in the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made (the "Contribution Year Income") and a pro rata share of income or loss for the period between the end of the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made and the date of distribution under Section 5.5,
5.6 or 5.7 (the "Distribution Year Income").

         (a) The Contribution Year Income shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant's Deferrals or Matching Contributions by a fraction, the numerator of which is the Excess Deferral, Excess Contribution or Excess Aggregate Contribution and the denominator of which is the total balance of the Participant's Account attributable to Deferrals or Matching Contributions.

         (b) The Distribution Year Income shall be determined by multiplying 10% of the Contribution Year Income by the number of calendar months that elapsed since the end of the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made. For purposes of determining the number of calendar months that have elapsed since the end of the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made, a distribution occurring on the first fifteen days of a calendar month shall be deemed made on the last day of the preceding month. A distribution occurring after the fifteenth day of a calendar month shall be deemed made on the first day of the next succeeding calendar month.

         5.12    SPECIAL RULES.

         (a) Any distribution made under Section 5.5, 5.6 or 5.7 may be made without any notice or consent otherwise required by Article VIII. Any distribution under Sections 5.5, 5.6 or 5.7, however, will not be taken into account for purposes of the minimum distribution rules of Section 8.3.

         (b) A Deferral may be taken into account under Section 5.3 for a Plan Year only if the Deferral relates to Compensation that, but for the election to make the Deferral, either would have been received by the Participant for the Plan Year or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

         (c) All elective deferrals made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code
Section 410(b)(2)(A)(ii)) shall be treated as though made under a single plan. All plans that are permissibly aggregated under Code Section 401(k) must also satisfy the requirements of Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         (d) For purposes of Section 5.3, the Deferral Percentage for Family Members is the greater of:

                 (i) The Deferral Percentage determined by combining the amount of Deferrals and Compensation of all Family Members who are Highly Compensated Employees without regard to aggregation of all Family Members; or

                 (ii) The Deferral Percentage determined by combining the Deferrals and Compensation of all Family Members.

Except as provided in this Section, the Deferrals and Compensation of all Family Members are disregarded in determining the Average Deferral Percentage for Highly Compensated Employees and all other Covered Employees.

         (e) For purposes of Section 5.6, if the Deferral Percentage for a Highly Compensated Employee is determined under Subparagraph (d)(ii) above, Excess Contributions shall be determined for all Family Members in accordance with the leveling method described in Section 1.401(k)-1(f)(2) of the Treasury Regulations and the Excess Contributions so determined shall be allocated among the Family Members in proportion to the Deferrals of each Family Member that has been combined.

         (f) For purposes of Section 5.6, if the Deferral Percentage for a Highly Compensated Employee is determined under sub-paragraph (d)(i) above, Excess Contributions shall be determined in accordance with the leveling method described in Section 1.401(k)-1(f)(2) of the Treasury Regulations, but not below the Deferral Percentages of eligible Family Members who are not Highly Compensated Employees. Excess Contributions shall be determined under Section
5.6 without regard to family aggregation. If further reduction is necessary, Excess Contributions shall be determined using the Deferrals of all eligible Family Members and shall be allocated among Family Members in proportion to their Deferrals.

         5.13 OTHER BENEFITS. With the exception of Matching Contributions, no other Company provided benefit, including, but not limited to, benefits under a defined benefit plan, nonelective Company contributions to a defined contribution plan, the availability, cost or amount of health benefits, vacations or vacation pay, life insurance, dental plans, legal service plans, loans (including plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83 and dependent care assistance shall be directly or indirectly conditioned upon any Employee's election to make Deferrals under the Plan.

         5.14 ROLLOVER CONTRIBUTIONS. The Committee may prescribe rules authorizing any Participant to make a Rollover to the Plan under this Section. A Rollover will not be permitted, however, unless it satisfies the applicable requirements of Section 402(a)(5) of the Code or Section 11.2 of the Plan. A Rollover permitted under this Section shall not be considered a Deferral for purposes of the rules of Articles V, VIII, or XIV.


                                   ARTICLE VI
                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


         6.1 PARTICIPANTS' COMPANY CONTRIBUTIONS ACCOUNT. The Committee shall open and maintain a separate Company Contributions Account, a Matching Contributions Account, a Rollover Account (if applicable) and a Deferrals Account for each Participant.

         6.2 ALLOCATION OF COMPANY CONTRIBUTIONS. The Company Contribution for each Plan Year shall be allocated to the Accounts of each Participant according to the following rules:

         (a) A Participant's Deferrals shall be allocated to his Deferrals Account.

         (b) Fail-Safe Contributions shall be made only on behalf of those Participants who do not qualify as Highly Compensated Employees. Unless the Board of Directors for the Company determines that the Fail-Safe Contributions be allocated in a different manner, Fail-Safe Contributions shall be allocated to the Deferrals Account of those Participants who are not Highly Compensated Employees, have completed a Year of Service during the Plan Year and are employed by the

Company on the last day of the Plan Year in the proportion of the Participant's Deferrals during the Plan Year compared to the aggregate Deferrals of all Participants receiving an allocation under this Section.

         (c) Unless the Board of Directors determines that the Matching Contribution be allocated in a different manner, Matching Contributions shall be allocated among the Matching Contributions Accounts of those Participants who are employed on the last day of the Plan Year and have made Deferrals during the Plan Year in the proportion that his Deferrals during that Plan Year bears to the aggregate Deferrals of all Participant's during that Plan Year.

         (d) The Company Contribution, if any, for each Plan Year shall be allocated among those Participants that are employed on the last day of the Plan Year in the proportion that each such Participant's Compensation during that Plan Year bears to the aggregate Compensation of all Participants during that Plan Year.

         (e) For purposes of making the allocations of Company Contributions under this Article, any Company Contributions made with respect to a particular Plan Year that are made after the end of the year but on or before the Company's federal income tax return due date (including extensions) shall be considered as having been made on the last day of the Plan Year.

         (f) Allocations made pursuant to this Section shall not be made until after the allocations required by Sections 6.3, 6.5, and 14.5 have been made.

         6.3     REVALUATION OF PARTICIPANTS' ACCOUNTS.

         (a) Within sixty days after each Valuation Date, and within sixty days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust on the basis of fair market values. Upon receipt of the valuations from the Trustee, and as soon as is administratively practical, the Committee shall revalue the Accounts of each Participant as of the applicable Valuation Date so as to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund, determined by the Trustee as of that date as compared with the value of the assets in the Trust Fund determined as of the immediately preceding Valuation Date.

         (b) The increase or decrease shall be allocated to each Account in the proportion that the cumulative amount previously allocated to the Account bears to the total of the amounts previously allocated to all Accounts, adjusted for any contributions to or distributions from the Account since the immediately preceding Valuation Date.

         (c) Notwithstanding the above, in the event the Accounts of Participants are invested on a segregated basis, the investment gain or loss attributable to the segregated investments shall be allocated to the corresponding Accounts. Any expenses incurred solely by reason of a segregated Account shall be borne by that Account.

         (d) This allocation of profits or losses and appreciation or depreciation shall be made prior to the allocations under Sections 6.2, 6.5, and 14.5.

         6.4 FORFEITURES. Any amount of a Participant's Matching Contributions Account or Company Contributions Account that is forfeited shall be used first, to restore the Accounts of former Participants under Section 8.13, second, to reduce the Company Matching Contributions under Section 4.3, third, to pay administrative expenses of the Plan as defined in Section 10.10 and finally, carried forward and applied in future Plan Years under this Section.

         6.5     MISCELLANEOUS ALLOCATION RULES.

         (a) The Committee and the Trustee may establish accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this Article.

         (b) The Company, the Committee and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant's Account shall at any time equal or exceed the amount previously contributed thereto.

         (c) Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. Neither the Company, the Committee, nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.


                                  ARTICLE VII
                                    VESTING


         7.1 GENERAL RULE. The vested interest of each Participant in his Company Contributions Account shall be determined on the basis of each Participant's Years of Participation, in accordance with the following schedule:

                 YEARS OF PARTICIPATION                             VESTED PERCENTAGE
                          1                                                 10%
                          2                                                 25%
                          3                                                 45%
                          4                                                 70%
                          5 or more                                        100%

         7.2     SPECIAL VESTING RULES.

         (a) Notwithstanding Section 7.1 above, the Participant shall become 100% vested in his Company Contributions Account in the event of his death, Disability, or attainment of his Normal Retirement Age during a Participant's period of employment with the Company.

         (b) In the case of any Participant who has incurred five consecutive Breaks in Service, his Years of Participation, if any, after the Breaks in Service shall not be taken into account for purposes of determining the Participant's Vested Interest in his Accounts that accrued before the Breaks in Service.

         (c) For purposes of Section 7.1 above, Years of Participation completed prior to the Effective Date will be taken into account.

         7.3 FORFEITURES DUE TO ACTS OF DISHONESTY. In the event that a Participant's employment with the Company is terminated as a result of the Participant's commission of an act of theft or the fraudulent use of credit cards, the vested interest of each Participant in his Company Contributions Account shall be 0% if the Participant has completed less than five Years of Service and 100% if the Participant has completed five or more Years of Service. As used in this Section, "act of dishonesty" includes the theft, embezzlement or misappropriation of Company funds or assets, and the fraudulent use of credit cards and other theft or fraud determined by the Committee.

         The Committee will determine whether an event has occurred that would result in a forfeiture under this Section, and any forfeiture will be deemed to occur on the last day of the Plan Year in which a final determination is made.

         7.4 PARTICIPANT'S VESTED INTEREST IN OTHER ACCOUNTS. A Participant shall always be 100% vested in his Deferrals Account, Matching Contributions Account and Rollover Account.


                                  ARTICLE VIII
                              PAYMENT OF BENEFITS


         8.1 COMMENCEMENT OF BENEFITS. Except as otherwise provided in this Article, a Participant's benefit shall not be distributed prior to his Severance. The Participant's benefit will be distributed in a single lump sum as soon as administratively practicable following his Severance.

         8.2 SPECIAL TIMING RULES. Unless the Participant elects otherwise, distribution of his Vested Interest will commence not later than one year after the close of the Plan Year in which the Participant separates from service by reason of the attainment of Normal Retirement Age, Disability, or death or which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service. The rule in the previous sentence shall not apply if the Participant is reemployed by the Company before the distribution is required to begin.

         8.3 LATEST PAYMENT DATE. Except as provided below, payment of the Participant's Accounts under the Plan shall begin in no event later than his "Latest Payment Date," which is the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

         (a)     The Participant's Normal Retirement Age;

         (b) The tenth anniversary of the date on which he commenced participation in the Plan; or

         (c)     The termination of his employment with the Company.

         If it is not possible to make payment to a Participant by his Latest Payment Date because the amount of his benefit cannot be ascertained by that date, or because the Committee has been unable to locate the Participant after making reasonable efforts to do so, the payment shall be made no later than sixty days after the earliest date on which the amount of the payment can be ascertained or the date on which the Participant is located (whichever is applicable).

         8.4 REQUIRED BEGINNING DATE. The entire interest of each Participant shall be distributed to the Participant not later than his Required Beginning Date. "Required Beginning Date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, whether or not he has yet incurred a Severance.

         8.5 ELECTION TO DEFER DISTRIBUTION. A Participant may elect to defer the commencement of his Vested Interest to a date later than his Latest Payment Date set forth in Section 8.3, but the Participant may not defer the commencement of his Vested Interest beyond his Required Beginning Date specified in Section 8.4. Any such election shall be made by submitting to the Committee a written statement, signed by the Participant, which sets forth the date on which the Participant wants the payment of his Vested Interest to commence.

         8.6     CONSENT TO RECEIVE EARLY DISTRIBUTION.

         (a) A distribution shall not occur prior to the Participant's Normal Retirement Age where the present value of the Participant's Vested Interest (either at the time of distribution or at the time of any prior distribution) exceeds $3,500 unless the Participant elects within ninety days prior to the distribution to receive the distribution in a manner consistent with the regulations under Code Section 417.

         (b) Failure to consent to the distribution shall be deemed an election to defer the distribution until the earlier of the Participant's death or the Participant's Normal Retirement Age.

         (c) This consent requirement shall not apply in the case of the death of the Participant or the termination of the Plan, provided neither the Company nor any Affiliated Companies maintain any other defined contribution plan, other than an employee stock ownership plan. If the Participant does not consent to an immediate distribution, his benefit shall be transferred to the other defined contribution plan.

         8.7     DISTRIBUTIONS UPON DEATH.

         (a) In the event of the death of a Participant, his benefit under the Plan shall be paid to his surviving Spouse. If the surviving spouse is still alive, payment to another Beneficiary will be made only if:

                 (i) The Spouse of the Participant consents in writing to the designation of a specific Beneficiary;

                 (ii) The election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or the spousal consent expressly permits designations without any requirement of further consent by the Spouse); and

                 (iii) The Spouse's consent acknowledges the effect of the designation and is witnessed by a Plan Representative or a notary public; or

                 (iv) It is established to the satisfaction of a Plan Representative that the consent required by Subparagraph (i) above may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be set forth in regulations under Code Section 417(a)(2);

"Plan Representative" means the person or persons designated by the Committee to perform the duties specified herein.

         (b) Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under the above provisions of this Section shall be effective only with respect to that Spouse.

         (c) If a Participant dies before distribution of his benefit has begun, his entire benefit shall be distributed within five years of his death.

         8.8 DESIGNATION OF BENEFICIARY. In the case where a deceased Participant failed to designate a Beneficiary, the Committee is unable to locate a designated Beneficiary, the Beneficiary predeceased the Participant, or the designation of the Beneficiary by the Participant is legally ineffective, any distribution on behalf of a Participant shall be paid to the person or persons included in the highest priority category among the following:

         (a)     The Participant's surviving Spouse;

         (b) The Participant's surviving children, including adopted children;

         (c)     The Participant's surviving parents;

         (d) The Participant's surviving brothers and sisters (whether whole or half-blood); or

         (e)     The Participant's estate.

         8.9     DISTRIBUTIONS OF DEFERRALS.

         (a) Notwithstanding anything in this Plan to the contrary, the amount of a Participant's Deferrals may not be distributed prior to the occurrence of the earliest of any of the events described below:

                 (i)      Separation from service, death, or disability;

                 (ii) Termination of the Plan without establishment of a successor plan;

                 (iii) Sale of substantially all of the assets used by the Company in a trade or business (applicable only to the transferred Employees); or

                 (iv) Sale of the Company's interest in a subsidiary corporation (applicable only to the transferred Employees).

         (b) The Committee may prescribe rules and procedures which permit a Participant to make withdrawals of his Deferrals prior to termination of employment if the Participant has attained age 59-1/2 or incurs a Hardship under the rules of Section 8.13 below. In the case of a Hardship distribution, only the amount of the Participant's Deferrals may be distributed.

         (c) A Participant shall not be entitled to make withdrawals of his Deferrals, other than as provided in this Section. Any distribution made pursuant to Paragraph (b) above shall be subject to the spousal consent rules of Section 8.7 above. The Committee shall prescribe such rules as it deems necessary regarding the timing of payments under this Section.

         8.10 VALUATION OF ACCOUNTS. All distributions to Participants or their Beneficiaries shall be based on the amount of the Participant's Accounts as of the Valuation Date immediately preceding the date on which the Participant's Vested Interest is distributed.

         8.11 PAYEES UNDER LEGAL DISABILITIES. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee.

         8.12 NOTICE REGARDING TAX TREATMENT OF DISTRIBUTIONS. The Plan Administrator shall provide a written explanation regarding the Code provisions relating to the tax treatment of distributions to each distributee receiving a distribution any portion of which may be rolled over tax-free to another tax-qualified retirement plan or to an individual retirement account.

         8.13    DISTRIBUTIONS TO PARTIALLY VESTED PARTICIPANTS.

         (a) In the event that a distribution of Company Contributions is made to a Participant at a time when he is not fully vested in such amounts, the nonvested portion of the Participant's Account shall be forfeited as of the date of the distribution.

         (b) A Participant who received a distribution described in Paragraph (a) above may recontribute the amount of the distribution he received as of that date. The repayment must be made not later than the fifth anniversary of the date of the withdrawal. In the case of a distribution upon Severance, the repayment must be made not later than the earlier of the fifth anniversary of the Employee's Reemployment Commencement Date or the date on which the Participant incurs five consecutive Breaks in Service.

         (c) If the Participant repays the amount of the distribution within the prescribed time period, the amount of his Account balance shall be completely restored. Neither the amount recontributed nor the Account balance (previously forfeited) shall be adjusted for gains, losses, or interest in the interim period.

         (d) If the Participant does not repay the amount of the distribution and he incurs a second Severance prior to becoming fully vested, the amount to be distributed to him shall be equal to the sum of the amount in his Account as of the date of the second distribution and the amount previously distributed to him multiplied by his vested percentage, minus the amount previously distributed to him.

         (e)     Forfeitures shall be used as provided in Section 6.4.

         8.14 HARDSHIP DISTRIBUTIONS. Pursuant to such rules and procedures as may be prescribed by the Committee, Participants may be entitled to receive a distribution upon incurrence of a Hardship only in accordance with the provisions of this Section. The distribution must both be made on account of an immediate and heavy financial need (as determined under Paragraph (a) below) and be necessary to satisfy that need (as determined under Paragraph (b) below).

         (a) The determination of whether a Participant has an immediate and heavy financial need will be made on the basis of all relevant facts and circumstances. The need may still qualify even if it was reasonably foreseeable or was voluntarily incurred by the Participant. A distribution on account of any of the following reasons will automatically qualify:

                 (i)      Medical expenses (described in Section 213(d) of the
         Code) incurred by the Participant, his Spouse, or dependent (as defined in Code Section 152);

                 (ii) Purchase (excluding mortgage payments) of a principal residence of the Participant;

                 (iii) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, or for his Spouse, children, or dependents; or

                 (iv) Need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on his principal residence.

         (b) Except as is provided below, the determination as to whether a distribution is necessary to satisfy an immediate and heavy financial need is determined on the basis of the facts and circumstances. A distribution will not satisfy this requirement to the extent the amount of the distribution:

                 (i) Is in excess of the amount required to relieve the financial need; or

                 (ii) The need may be satisfied from other resources that are reasonably available to the Participant.

         (c) A distribution will qualify under Paragraph (b) above if the Committee reasonably relies upon the Participant's representation that the need cannot be relieved:

                 (i) Through reimbursement or compensation by insurance or otherwise;

                 (ii) By reasonable liquidation of the Participant's assets, to the extent the liquidation itself would not cause an immediate and heavy financial need. For this purpose, the Participant's resources shall include those of his Spouse and minor children that are reasonably available to him;

                 (iii) By cessation of his pre-tax or post-tax contributions to the Plan;

                 (iv) By other distributions or nontaxable loans from plans maintained by the Company or any other employer; or

                 (v) By borrowing from commercial sources on reasonable commercial terms.

         (d) A distribution will automatically be deemed to meet the requirements of Paragraph (b) above if all of the following conditions are satisfied:

                 (i) The distribution is not in excess of the immediate and heavy financial need of the Participant;

                 (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all tax-qualified retirement plans maintained by the Company;

                 (iii) The Plan, and all other tax-qualified retirement plans maintained by the Company, provide that the Participant's pre-tax and post-tax contributions will be suspended for at least twelve months after receipt of the hardship distribution. The Participant will still be treated as being eligible to participate in the Plan for purposes of the Average Deferral Tests of Section 5.3; and

                 (iv) The Plan, and all other tax-qualified retirement plans maintained by the Company, preclude the Participant from making pre-tax contributions for the calendar year following the calendar year in which the hardship distribution was made in excess of the amount determined under the following sentence. The Participant's maximum contribution for such next calendar year will be the maximum pre-tax contribution allowed for that calendar year, reduced by the amount of the Participant's pre-tax contributions for the prior calendar year.

         8.15 DISTRIBUTIONS MADE AFTER DECEMBER 31, 1992. With respect to any distribution from the Plan commencing on or after January 1, 1993, any Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


                                   ARTICLE IX
                              TOP-HEAVY PLAN RULES


         9.1 APPLICABILITY. Notwithstanding any provision in this Plan to the contrary, the provisions of this Article shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

         9.2     SPECIAL VALUATION RULES.

         (a) For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the Aggregation Group that includes the Plan.

         (b) Any rollover or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether the plan is a Top-Heavy Plan (or whether any Aggregation Group which includes the plan is a Top-Heavy Group).

         (c) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, or has not performed any services for the Company or an Affiliated Company at any time during the five year period ending on the Determination Date, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of determining whether or not the plan is a Top-Heavy Plan.

         9.3     MINIMUM CONTRIBUTIONS.

         (a) Except as provided below, the minimum contribution for each Participant who is a Non-Key Employee who is employed on the last day of the Plan Year shall be not less than three percent of his Compensation, regardless of the number of Hours of Service he completes that Plan Year or his level of Compensation.

         (b) The minimum required contribution under Paragraph (a) above shall be reduced by the Company contributions and forfeitures allocated to the Participant, in any other defined contribution plan included in the Aggregation Group that includes the Plan.

         (c) Subject to the following rules, the percentage set forth in Paragraph (a) above shall not be required to exceed the percentage at which contributions (including any Deferrals) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. For purposes of this Paragraph, all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. The rules of this Paragraph shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

         (d) The requirements of this Section must be satisfied without taking into account contributions under chapters 2 or 21 of the Code, title II of the Social Security Act, or any other Federal or State law.

         (e) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy, the minimum benefit shall be provided under this Plan, which shall be a contribution of at least five percent of Compensation.

         9.4     MAXIMUM ANNUAL ADDITION.

         (a) Except as set forth below, in the case of any Top-Heavy Plan, the rules of Sections 14.4(c)(i) and 14.4(d)(i) shall be applied by substituting "1.0" for "1.25".

         (b) The rule set forth in Paragraph (a) above shall not apply if the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" each place it appears in Section 2.65 and the required minimum contribution under
Section 9.3(a) above would be satisfied if it were applied by substituting "four percent" for "three percent" each place it appears therein. Notwithstanding the provisions of the preceding sentence, in the case of an Employee covered by both this Plan and a Top-Heavy defined benefit plan maintained by the Company, the minimum contribution/benefit shall be provided solely under this Plan, which shall be applied by substituting "7-1/2%" for "three percent" each place it appears in Section 9.3(a).

         (c) The rules of Paragraph (a) shall not apply with respect to any Employee for any Plan Year as long as there are no Annual Additions allocated to the Employee under a defined contribution plan maintained by the Company or accruals by the Employee under a defined benefit plan maintained by the Company.

         9.5 NON-ELIGIBLE EMPLOYEES. The rules of Sections 9.3 and 9.4 shall not apply to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the Company or whose employment was terminated before the Plan became Top-Heavy.


                                   ARTICLE X
                    OPERATION AND ADMINISTRATION OF THE PLAN


         10.1 NAMED FIDUCIARIES. For purposes of this Section, "Named Fiduciaries" has the meaning of Section 402(a) of ERISA.

         (a) The Board of Directors shall be the Named Fiduciary with respect to adopting amendments to the Plan and appointing or removing the Trustee, an Investment Manager, and the members of the Committee.

         (b) The Trustee shall be the Named Fiduciary with respect to the management and investment of the assets of the Plan, except to the extent that the Trustee is subject to the directions of an Investment Manager, the Committee, or Participants.

         (c) The Committee shall be the Named Fiduciary with respect to all of the administrative matters relating to the Plan, except to the extent the management and investment of the assets of the Plan is the responsibility of the Trustee, an Investment Manager, or the Participants.

         10.2 COMPOSITION OF COMMITTEE. The Committee shall be made up of a minimum of three members. The members of the Committee (who need not be Participants or even Employees) shall be appointed by the Board of Directors of the Company and shall hold office until termination of such status in accordance with the provisions of this Article.

         Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors of the Company, effective as therein stated. Any member of the Committee may be removed by the Board of Directors of the Company at any time. In the case of a Committee member who is also an Employee of the Company, his status as a Committee member shall terminate as of the effective date of the termination of his employment, except as otherwise provided by the Board of Directors.

         Upon the death, resignation, or removal of any Committee member, the Board of Directors of the Company may appoint a successor. Notice of appointment of a successor member shall be given by the Company in writing to the Trustee and to the other members of the Committee.

         10.3 COMMITTEE POWERS. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

         (a) To allocate fiduciary responsibilities among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities, however, no allocation or delegation under this Paragraph shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities or with respect to Trustee Responsibilities (within the meaning of Section 405(c) of ERISA);

         (b) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Committee member or any other fiduciary may have under the Plan;

         (c) To establish rules and procedures for the conduct of the Committee's business and the administration and effectuation of this Plan;

         (d) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan. The decisions of the Committee shall be binding upon all persons, to the maximum extent permitted under ERISA;

         (e) To determine the manner in which the assets of this Plan shall be disbursed;

         (f)     To direct the Trustee how to invest the Trust Fund; and

         (g) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

         10.4 REPORTING AND DISCLOSURE. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

         10.5 MULTIPLE FIDUCIARY CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         10.6 FUNDING POLICY. At periodic intervals, not less frequently than annually, the Committee shall determine a funding policy for the Plan consistent with the objectives of the Plan. In establishing the funding policy, the Committee shall review and take into account the short term and long term financial objectives and liquidity requirements of the Plan, determined by reference to the age and tenure characteristics of the Participants, the current and projected market conditions and such other considerations as appear pertinent under the circumstances. These considerations shall be made with a view toward the realization by the Plan of its maximum investment potential consistent with prudent asset management and the need to pay benefits in accordance with the terms of the Plan.

         10.7 PROHIBITION AGAINST CERTAIN ACTIONS. In administering this Plan, the Committee shall not discriminate in favor of any class of Employees and in particular, it shall not discriminate in favor of Highly Compensated Employees. The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt Prohibited Transaction under Section 4975(c) of the Code or Section 406(a) of ERISA. Any member of the Committee who is also a Participant shall not be qualified to act or vote on any matter relating solely to himself.

         10.8    COMMITTEE PROCEDURE.

         (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action authorized by a majority of the members present at any meeting or in writing without a meeting shall constitute the actions of the Committee.

         (b) The Committee may designate one or more of its members ("Designated Members") as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the Designated Members.

         10.9    INDEMNIFICATION.

         (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of his duties.

         (b) Notwithstanding the provisions of Paragraph (a) above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise. The Company shall not unreasonably withhold such consent.

         (c) Payment of the indemnity, fees, or other expenses shall be made solely from the assets of the Company, and shall not be paid, directly or indirectly, from the assets of the Plan.

         10.10   COMPENSATION OF COMMITTEE MEMBERS AND PLAN EXPENSES.

         (a) Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. In no event shall any member of the Committee who receives full-time pay from the Company receive compensation from the Plan for his services as a member of the Committee, except for reimbursement of expenses properly and actually incurred.

         (b) The expenses incurred in the establishment and administration of the Plan, including, but not limited to, the expenses incurred by the members of the Committee in exercising their duties, shall be borne by the Plan, to the extent they are not paid by the Company.

         10.11 BONDING. Members of the Committee and all other Employees having responsibilities under the Plan shall be bonded to the extent required by Section 412 of ERISA or any other applicable law.

         10.12 DUTY OF CARE. The Fiduciaries of the Plan, including the Trustee, the Committee, and any Investment Manager, shall act in accordance with the following standards of care and fiduciary responsibility imposed under ERISA (to the extent they are applicable).

         (a) Each Fiduciary shall discharge his duties with respect to the Plan and the Trust Fund solely in the interest of the Participants and Beneficiaries, for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall discharge his duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims in accordance with the Plan and Trust documents, insofar as those documents are consistent with the provisions of ERISA. Subject to the exception for "eligible individual account plans" under Section 404(a)(2) of ERISA, each Fiduciary shall diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

         (b) A Fiduciary shall be liable for a breach of fiduciary responsibility by another Fiduciary if:

                 (i) He participates knowingly in, or knowingly undertakes to conceal an act or omission of the other Fiduciary, knowing the act or omission is a breach;

                 (ii)     By his failure to fulfill his fiduciary
         responsibilities, he has enabled the other fiduciary to commit a breach; or

                 (iii) He has knowledge of a breach by the other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.


                                   ARTICLE XI
                                PLAN AMENDMENTS


         11.1    AMENDMENTS.

         (a) The Board of Directors may at any time, and from time to time, amend the Plan and any Trust Agreement thereunder by an instrument in writing executed in the name of the Company.

         (b) Except as otherwise provided by law, no amendment shall be made at any time the effect of which would be:

                 (i) To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

                 (ii) To have any retroactive effect so as to decrease the accrued benefit of any Participant (within the meaning of Section 411(d)(6) of the Code); or

                 (iii) To increase or alter the responsibilities or liabilities of a Trustee, a Committee member or an Investment Manager without his written consent.

         11.2    EFFECT OF AMENDMENTS.

         (a) All amendments to the Plan are effective only on the date on which the amendments are adopted, unless a different effective date is expressly provided by resolution of the Board of Directors of the Company, or unless the amendment shall by its own express terms become effective at another date.

         (b) Unless and to the extent expressly stated to the contrary in the terms of any amendment, the amendment shall not be construed to enlarge the rights of any Participant (or the Beneficiary of a Participant) whose employment terminated prior to the effective date of the amendment.


                                  ARTICLE XII
                       MERGER OF COMPANY, MERGER OF PLAN


         12.1    EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS.

         (a) In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor to the business of the Company ("Successor") shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

         (b) The presumption set forth in Paragraph (a) above shall not apply if the Successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

         12.2    PLAN MERGER RESTRICTION.

         (a) This Plan shall not in whole or in part merge or consolidate with, or transfer its assets and/or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

         (b) Provided the requirements set forth in Paragraph (a) above are satisfied, the Committee may direct that the Plan may merge, consolidate with, or transfer its assets and/or liabilities to another tax-qualified retirement plan.


                                  ARTICLE XIII
                            APPLICATION FOR BENEFITS


         13.1    APPLICATION FOR BENEFITS.

         (a) The Committee may require any person claiming benefits under the Plan ("Claimant") to submit an application for such benefits, together with such other documents and information as the Committee may require.

         (b) Within ninety days following receipt of the application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

         (c) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed ninety days from the end of the initial ninety day period.

         (d) In the case of a denial of the Claimant's application, the written notice shall set forth:

                 (i)      The specific reasons for the denial;

                 (ii) References to the Plan provisions upon which the denial is based;

                 (iii) A description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

                 (iv)     An explanation of the Plan's claim review procedure.

         13.2    APPEALS.

         (a) In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this Section.

         (b)     The appeal must be made, in writing:

                 (i) In the case where the claim is expressly rejected, within sixty-five days after the date of notice of the decision with respect to the application, or

                 (ii) In the case where the claim has neither been approved nor denied within the applicable period provided in Section 13.1 above, within sixty-five days after the expiration of the period.

         (c) The Claimant may request that his application be given full and fair review by the Committee. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

         (d) The decision of the Committee shall be made promptly, and not later than sixty days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

         (e) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

         13.3 EXHAUSTION OF REMEDIES. No legal action for benefit under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article.


                                  ARTICLE XIV
                          LIMITATIONS ON CONTRIBUTIONS


         14.L    GENERAL RULE.

         (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Account(s) for any Plan Year shall not exceed the lesser of:

                 (i) $30,000 or such greater amount as may be permitted pursuant to Section 415(d)(1) of the Code ("Dollar Limitation"); or

                 (ii) 25% of the Participant's annual Compensation ("Percentage Limitation").

Because the Limitation Year is also the Plan Year, in the case of a Plan Year of less than twelve months duration, the Dollar Limitation shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve.

         (b) The Dollar Limitation shall be adjusted annually for increases in the cost of living, effective January 1 of the year for which the adjustment is made, and which adjustment applies to the Limitation Year ending with or within that calendar year.

         14.2 SPECIAL DEFINITION OF COMPENSATION. For purpose of this Article a Participant's "Compensation" includes:

         (a) His wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses);

         (b) Amounts described in Code Sections 104(a)(3), 105(a) and 105(h) (relating to medical care), but only to the extent that these amounts are includible in the Participant's gross income;

         (c) Amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that these amounts are not deductible by the Participant under Code Section 217; and

         (d) The amount includible in the gross income of the Participant upon making the election described in Code Section 83(b).

         (e) For purposes of this Article a Participant's "Compensation" does not include:

                 (i) Contributions made by the Company to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includible in his gross income for the taxable year in which the amounts were contributed;

                 (ii) Distributions from a plan of deferred compensation, regardless of whether the amounts are includible in the gross income of the Participant when distributed. However, any amounts received by the Participant pursuant to an unfunded nonqualified plan shall be considered as Compensation for the year the amounts are includible in the gross income of the Participant;

                 (iii) Amounts realized from the exercise of a qualified or nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

                 (iv) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant).

         14.3 OTHER DEFINED CONTRIBUTION PLANS. If the Company or an Affiliated Company is contributing to any other defined contribution plan for its Employees, some or all of whom may be Participants in this Plan, then each Participant's Annual Additions in the other plan shall be aggregated with the Participant's Annual Additions under this Plan for the purposes of applying the limitations of Section 14.1. This rule shall apply whether or not the plan has been terminated.

         14.4    DEFINED BENEFIT PLANS.

         (a) If the Company or an Affiliated Company is contributing to a defined benefit plan for its Employees, some or all of whom may be Participants in this Plan, then in addition to the limitations contained in Section 14.1 of this Plan, the "Combined Plan Fraction" shall not exceed 1.0. This rule shall apply whether or not the plan has been terminated.

         (b) "Combined Plan Fraction" means a fraction which is the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction. In the event that the Combined Plan Fraction would exceed 1.0:

                 (i) The amount in the numerator of the Defined Contribution Plan Fraction shall be reduced in accordance with the applicable regulations, then, if necessary;

                 (ii) The limit otherwise applicable to the Participant under any or all defined benefit plans shall be accordingly reduced.

         (c) "Defined Contribution Plan Fraction" means a fraction the numerator of which is the sum of all Annual Additions to the Participant's accounts under all defined contribution plans of the Company and all Affiliated Companies and the denominator of which is the sum of the lesser of the following amounts determined separately with respect to the current Plan Year and each prior year of service:

                 (i) The product of 1.25 multiplied by the Dollar Limitation of Section 14.1(a)(i); or

                 (ii) The product of 1.4 multiplied by the Percentage Limitation of Section 14.1(a)(ii) with respect to the Participant for the year.

         (d) "Defined Benefit Plan Fraction" means a fraction the numerator of which is the projected annual benefit of the Participant determined as of the close of the year under all defined benefit plans of the Company and all Affiliated Companies and the denominator of which is the lesser of:

                 (i) The product of 1.25 multiplied by the dollar limitation applicable to defined benefit plans for the year; or

                 (ii) The product of 1.4 multiplied by the percentage of compensation limitation applicable to defined benefit plans with respect to the Participant.

         14.5 EXCESS ANNUAL ADDITIONS. If the Annual Additions to a Participant's Accounts under this Plan would exceed the applicable limitations set forth above in this Article, the excess amount shall be subject to the following rules.

         (a) If the Participant had made any after-tax contributions to the Plan, or to any other defined contribution plan that is maintained by the Company or an Affiliated Company during the Plan Year, these contributions and the earnings thereon shall be returned to the Participant to the extent of any excess Annual Additions.

         (b) If excess Annual Additions remain, amounts which give rise to the excess Annual Additions under this Plan shall be transferred to a Forfeiture Suspense Account.

         (c) Any amounts held in the Forfeiture Suspense Account shall be allocated to the Accounts of Participants as of the next succeeding Accounting Date in accordance with the formula for allocating Company Contributions provided in Section 6.2.

         (d) The Forfeiture Suspense Account shall be exhausted before any Company or Participant Contributions shall be allocated to the Accounts of Participants subsequent to the date upon which the residue excess described in Paragraph (b) is credited to the Forfeiture Suspense Account.

         (e) The Trustee shall segregate any amounts held in the Forfeiture Suspense Account from the other assets of the Plan and shall place the cash portions thereof in an interest-bearing account in any bank or savings and loan institution, including the Trustee's own banking department (if applicable). Any amounts held in the Forfeiture Suspense Account shall not participate in any allocation of Forfeitures, or net income or loss of other assets of the Trust Fund under Article VI.

         (f) In the event the Plan shall terminate at a time when all amounts in the Forfeiture Suspense Account have not been allocated to the Accounts of the Participants, the amounts in the Forfeiture Suspense Account shall be applied as follows:

                 (i) The amount in the Forfeiture Suspense Account shall first be allocated, as of the Plan termination date, to Participants on the same basis as specified in Section 6.2 for allocating Company Contributions, with the allocation to be made to the maximum extent permissible under the limitations of this Article; and

                 (ii) If after those allocations have been made, any further amounts remain in the Forfeiture Suspense Account, the residue shall revert to the Company in accordance with the applicable provisions of the Code, ERISA, and the regulations thereunder.


                                   ARTICLE XV
                           RESTRICTIONS ON ALIENATION


         15.1 GENERAL RESTRICTIONS AGAINST ALIENATION. Benefits under the Plan may not be assigned or alienated. The preceding sentence shall not apply with respect to a "Qualified Domestic Relations Order" described below.

         15.2 IMPERMISSIBLE TERMS. A domestic relations order is not a Qualified Domestic Relations Order if it requires the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan, the Plan to provide increased benefits (determined on the basis of actuarial value) or the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

         15.3 SPECIAL RULES. A domestic relations order will not be considered to fail to satisfy the requirements of a Qualified Domestic Relations Order with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee:

         (a) In the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) Earliest Retirement Age. "Earliest Retirement Age" means the earlier of:

                 (i) The date on which the Participant is entitled to a distribution; or

                 (ii) The later of the date the Participant attains age fifty or the earliest date on which the Participant could begin receiving benefits if he separated from service.

         (b) As if the Participant had retired on the date on which such payment is to begin under the order (based on the balances in the Participant's Accounts at that time).

         (c) In any form in which the benefits may be paid under the Plan to the Participant.

However, if the participant dies before his Earliest Retirement Age, the Alternate Payee is entitled to benefits only if the Qualified Domestic Relations Order requires survivor benefits to be paid to the Alternate Payee.

         15.4 PROCEDURES. In the case of any domestic relations order received by the Plan the Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of the order, the Plan Administrator shall determine whether or not the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of the determination. The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders.

         15.5 SEGREGATION OF FUNDS. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.

         If within the eighteen month period beginning with the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto;

         If within the eighteen month period beginning with the date on which the first payment would be required to be made under the domestic relations order it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether the order is a Qualified Domestic Relations Order is not resolved then the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order, or restore the amount to the Participant's Account.

         Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the eighteen month period shall be applied prospectively only.

         15.6 EXPENSES OF QUALIFIED DOMESTIC RELATIONS ORDER. The Committee may charge the Accounts of a Participant the administrative costs and legal fees incurred in connection with a Qualified Domestic Relations Order.

         15.7 AUTHORIZED PARTICIPANT LOANS. Notwithstanding any other provision of this Plan, the Committee may prescribe rules authorizing loans from the Plan to Participants. These rules shall be designed to insure that these loans satisfy the requirements below and of Code Sections 4975(d)(1) and 72(p), and any other provision of law that is, or may become applicable.

         (a) The loans must be available to all Participants on a reasonably equivalent basis and must not be made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees.

         (b) The loan must bear a reasonable rate of interest, but not to exceed the maximum permitted under any applicable state usury law.

         (c) The loans must be adequately secured. If the loan is secured by the Participant's Vested Interest, the amount of the security must be at least twice the amount of the loan. Participants will be precluded from receiving withdrawals prior to Severance, to the extent the withdrawals would reduce the Participant's Vested Interest (remaining in the Plan) below an amount equal to twice the outstanding balance on the loan.

         (d)     The maximum amount of the loan may not exceed the lesser of:

                 (i) $50,000.00, reduced by the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which the loan is made; or

                 (ii)     1/2 of the value of the Participant's Vested Interest.

         (e) The Committee shall require the Spouse of the Participant to consent in writing to the loan (in a manner consistent with the regulations under Code Section 417) within the ninety day period before granting the loan. For this purpose, any renegotiation, extension, renewal, or other modification of the loan will be treated as a new loan.

                 (i)      The consent of the Spouse, once given, is irrevocable.

                 (ii) This consent shall be both to the use of the Participants' Vested Interest as security for the loan and to satisfy the repayment obligation if the Participant defaults.

                 (iii) The spousal consent shall be witnessed by a Plan representative or a notary public.

                 (iv) In the event the loan is extended, modified, or otherwise renegotiated, the Spouse must consent to that change.

         (f) Upon the Participant's Severance, the entire outstanding balance of the loan shall become immediately due and payable (including interest accrued thereon). If the Participant has not repaid the entire amount of the loan at the time his benefit becomes distributable, his benefit shall be reduced by the outstanding balance of the loan at the time his benefit is distributed.

         (g) The loan must state the date upon which the loan must be repaid, which may not exceed five years, except where the proceeds of the loan are used to purchase the principal residence of the Participant, in which case the term of the loan may not exceed fifteen years. In all cases, however, the loan shall require substantially level amortization payment (no less frequently than quarterly) over the term of the loan.

         (h) In connection with the making of any loan to a Participant, the Participant will be required to execute such documents as may be required by the Committee or Trustee (e.g., a consent to have adequate withholdings made from the Participant's paychecks to fully amortize the loan over its term).

         (i) The Committee may charge the Participant the administrative costs incurred in making the loan.

         (j) A denial of an application for a loan shall be treated the same as a claim for benefits under Article XIII (relating to claims procedure).

         (k) Pursuant to such rules and procedures as may be prescribed by the Committee, the amount of interest that a Participant pays on the loan shall be allocated to his Account.


                                  ARTICLE XVI
                              PLAN TERMINATION AND
                        DISCONTINUANCE OF CONTRIBUTIONS


         16.1 PLAN TERMINATION. The Company may terminate the Plan and the Trust Agreement at any time by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The rights of all affected Participants (who are employed by the Company on the date of the termination) to the balances in their Accounts as of the date of termination of the Plan, shall automatically become fully vested as of that date.

         16.2 DISCONTINUANCE OF CONTRIBUTIONS. On and after the effective date of a discontinuance of Company Contributions, the rights of all affected Participants (who are employed by the Company on the date of the discontinuance) to the balances in their Accounts shall automatically become fully vested as of that date.

         16.3 COMPARABLE PLANS. The provisions of Sections 16.1 and 16.2 shall not apply in the event that the Company establishes as successor plan that is comparable to this Plan.

         16.4 PARTIAL TERMINATION. In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the balances in the Accounts of the affected Participants (who are employed by the Company on the date of the partial termination) shall become fully vested as of that date. This Section is intended to satisfy only the requirements of Code Section 411 and is not intended to create, nor shall it be construed as creating, any contractual rights whatsoever.

                                  ARTICLE XVII
                             MISCELLANEOUS MATTERS


         17.1 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time. No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

         17.2 MAILING OF PAYMENTS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his Beneficiary furnished pursuant to this Section. Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary.

         17.3    NOTICES AND COMMUNICATIONS.

         (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by that office.

         (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant three days after the date on which it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.

         17.4 INTERPRETATION. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural the singular.

         The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying:

         (a) The requirements of Code Section 401(a) for qualification as a tax-qualified employee stock ownership plan;

         (b) The requirements of Section 4975(e)(7) of the Code for eligibility for the prohibited transaction exemption provided under Code
Section 4975(d)(3); and

         (c)     The applicable requirements of ERISA.





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
         17.5 COUNTERPARTS. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.


         IN WITNESS WHEREOF, MacFrugal's Bargains-Close-outs Inc. has caused this instrument to be executed by its duly authorized officer, effective as of January 1, 1995.


                                        MACFRUGAL'S BARGAIN-CLOSE-OUTS INC.



                                        BY:      /s/ DANIEL L. FELSENTHAL
                                             -----------------------------------
                                             ITS:  Vice President, Finance
                                                   -----------------------------




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